THE  SECURITIES  OFFERED  HEREIN  ARE  SUBJECT  TO SUBSTANTIAL
     RESTRICTIONS ON TRANSFERABILITY.

                      SECURITIES PURCHASE AGREEMENT
                    CURTIS MATHES HOLDING CORPORATION

              Private Placement of Class A Preferred Stock
                    (Total Offering up to $2,000,000)

     SECURITIES PURCHASE AGREEMENT, dated as of May 24, 1996, by and among Curtis Mathes Holding Corporation, a Texas corporation (the "Company"), and the purchasers named on the signature pages hereto (the "Purchasers").

                          PRELIMINARY STATEMENT

     The Company desires to obtain funds by issuing to the Purchasers Series H, Class A Preference Shares (the "Class A Preferred Stock") of the Company, containing all the rights, obligations, and conditions as more fully set out in the form of the Certificate of Designation of Class A Preferred Stock attached hereto as Exhibit "A" and incorporated herein for all purposes, and the Purchasers have indicated that each desires to purchase such securities, subject to the terms and conditions set forth in this Agreement. Together with this Agreement, the Purchaser is delivering to the Company the full amount of the purchase price for the Class A Preferred Stock being purchased by wire transfer to the Company as hereinafter described.

     ACCORDINGLY, in consideration of the preceding preliminary statement and the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereto, intending to be legally bound, now agree as follows:

                         STATEMENT OF AGREEMENT

     ARTICLE 1.  CERTAIN DEFINITIONS.

     "Additional Shares of Common Stock" means all shares of Common Stock issued by the Company after the Closing Date, other than Common Stock issued upon conversion of the Class A Preferred Stock.

     "Agreement" means this Securities Purchase Agreement, by and among the Company and the Purchasers, as such may be amended, supplemented, restated or otherwise modified from time to time.

     "Bankruptcy Law" means Title 11, United States Code or any similar federal or state law for the relief of debtors.

     "Business Day" means any day that is not a Saturday or Sunday or, as the context requires (i) a day on which the applicable stock exchange or market is required or permitted to be closed, or (ii) a day on which banks are required or permitted to be closed in Dallas, Texas.

     "Closing" and "Closing Date" have the meanings given to such terms in Section 2.1 of this Agreement.

     "Closing Bid Price" means the closing bid price of the Common Stock as of any date as reported by NASD.

     "Common Stock" means the common stock, par value $0.01 per share, of the Company.

     "Company" has the meaning given to such term in the preamble of this Agreement.

     "Conversion" means the conversion pursuant to the terms of this Agreement of any Class A Preferred Stock or dividend thereon into Common Stock.

     "Conversion Price" means the price, expressed in dollars per share of Common Stock, equal to eighty percent (80%) of the five day average Closing Bid Price immediately prior to the conversion date, as adjusted if and as appropriate pursuant to the provisions of Article 3, subject to the Maximum Conversion Limit and the Minimum Conversion Limit.

     " Distribution   Event"   means   any   insolvency,   bankruptcy,
receivership, liquidation, reorganization or similar proceeding (whether voluntary or involuntary) relating to the Company or its property, or any proceeding for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy.

     "Documents" means this Agreement, the Certificate of Designation, and the Securities, together with all amendments and supplements thereto, all substitutions and replacements therefor, and all renewals, extensions, increases, restatements, modifications, rearrangements and waivers thereof from time to time.

     "Event   of  Default"  has  the  meaning  given  to  such  term  in
Section 10.1 of this Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

     "Holder" and "Holders" both mean, as the context requires, the holder or holders of the Class A Preferred Stock from time to time under the terms of this Agreement and the other Documents. As of the Closing Date, the Purchasers are the only Holders.

     "Indebtedness" means (i) all indebtedness of the Company for money borrowed or evidenced by notes, bonds, debentures or similar evidences of indebtedness of the Company, (ii) all indebtedness of the Company under leases that are or should be capitalized under generally accepted a c c ounting principles, (iii) all guarantees by the Company of i n d e btedness of others, and (iv) indebtedness of the Company representing the deferred and unpaid purchase price of goods or services that is 120 or more days past due.

     "Majority Holders" means the Holders of a majority of the shares of Class A Preferred Stock then outstanding.

     "Maximum Conversion Limit" means $4.00 per share of Common Stock.

     "Minimum Conversion Limit" means $1.50 per share of Common Stock.

     "NASD" means the National Association of Securities Dealers, Inc., or any successor thereto.

     "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Private  Placement  Agent"  has  the meaning given to such term in
Section 2.2 of this Agreement.

     "Purchase Price" with respect to Class A Preferred Stock, means $25,000 for each share of Class A Preferred Stock.

     "Purchasers" has the meaning given to such term in the preamble of this Agreement.

     "SEC" means the Securities and Exchange Commission of the United States of America or any successor to the rights and duties thereof.

     "Securities" means the Class A Preferred Stock.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor U.S. Federal statute, and all rules and regulations thereunder.

     "TIA" means the Trust Indenture Act of 1939, as amended, or any s u c cessor U.S. Federal statute, and all rules and regulations thereunder.

     "Value" with respect to Class A Preferred Stock, means $25,000 for each share of Class A Preferred Stock.

     ARTICLE 2.  ISSUANCE OF SECURITIES.

          Section 2.1 Closing. Time is of the essence of this Agreement. The closing contemplated by this Agreement (the "Closing") shall take place at the offices of the Company, 10911 Petal Street, Dallas, Texas 75238, at Noon Dallas Time on or before May 30, 1996 or on such other date or at such other time as the issuance of the Securities and the payment of the Purchase Price therefor shall actually occur (the "Closing Date"). At the Closing, the Company will deliver to each Purchaser the Class A Preferred Stock certificates purchased by such Purchaser as noted on the signature page hereof, each registered in the name of such Purchaser. At the Closing, the Purchase Price shall be paid by wire transfer to the Company as follows:

                         Curtis Mathes Holding Corporation
                         Bank One, Texas, N.A.
                         Dallas, Texas
                         ABA #111000614
                         Credit:  Curtis Mathes Holding Corporation
                         Account #0100113794

          Section 2.2 Private Placement Fees. At the Closing, the Company shall pay to Shipley Raidy Capital Partners, LP (the "Private
Placement  Agent")  previously  agreed  fees.    The  Company  hereby
indemnifies the Purchasers against such fees.

     ARTICLE 3.  CONVERSION.

          Section 3.1 Right of Conversion. Any Holder shall have the right, at any time after 50 days after the Closing Date and from time to time, at such Holder's option, to convert, subject to the terms and provisions of this Article 3, any or all of the Class A Preferred Stock and/or accrued but unpaid dividends thereon into fully paid and nonassessable shares of Common Stock at the Conversion Price. The purchaser recognizes that the Common Stock, when issued, will not have been registered for public sale under the Securities Act of 1933 (the "Securities Act") or the securities laws of any state and that the share certificate will bear a "Restricted Stock" legend as follows:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT, OR (2) AN OPINION OF COMPANY COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."

Prior to or simultaneously with the conversion of any of the Class A Preferred Stock, all accrued but unpaid dividends on the Class A Preferred Stock being converted must also be converted or paid in cash.

          Section 3.2 Mechanics of Exercise. The right of Conversion shall be exercised by the surrender of the share certificate or share certificates representing the Class A Preferred Stock to be converted at the principal office of the Company (or at such other place as the Company may designate in a written notice sent to the holder by first-class mail, postage prepaid, at its address shown on the books of the Company) against delivery of that number of shares of whole Common Stock as shall be computed by dividing (1) the aggregate Value of the Class A Preferred Stock so surrendered plus any accrued but unpaid dividends thereon, if any, by (2) the Conversion Price in effect at the date of the conversion. At the time of conversion of any Class A Preferred Stock, the Company shall pay in cash to the holder thereof an amount equal to all unpaid dividends, if any, accrued thereon to the date of conversion, or, at the Company's option, issue that number of shares of whole Common Stock which is equal to the product of dividing the amount of such unpaid dividends by the Conversion Price whether or not declared by the Board. Each Class A Preferred Stock certificate surrendered for conversion shall be endorsed by its holder. In the event of any exercise of the conversion right of the Class A Preferred Stock granted herein (i) share certificates representing the Common Stock purchased by virtue of such exercise shall be delivered to such holder within 5 days of notice of conversion, and (ii) unless the Class A Preferred Stock has been fully converted, a new share certificate representing the Class A Preferred Stock not so converted, if any, shall also be delivered to such holder within 5 days of notice of conversion. Any Holder may exercise its right to convert the Class A Preferred Stock by telecopying an executed and completed Notice of Conversion to the Company, and within 72 hours thereafter, delivering the original Notice of Conversion and the certificate representing the Class A Preferred Stock to the Company by express courier. Each date on which a Notice of Conversion is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a conversion date. The Company will transmit the Common Stock certificates issuable upon conversion of any

Class A Preferred Stock (together with the certificates representing the Class A Preferred Stock not so converted) to the Holder via express courier within five business days after the conversion date if the Company has received the original Notice of Conversion and the Class A Preferred Stock certificate being so converted by such date.

          Section 3.3 Issuance of Shares; Time of Conversion. To the extent permitted by law, the rights of the Holders as Holders shall, to the extent of Class A Preferred Stock and dividends converted, cease with respect to such Class A Preferred Stock and dividends as of the date of actual receipt by the Company of the surrendered Class A Preferred Stock certificates and written conversion request, and the Person entitled to receive the Common Stock certificate deliverable upon such conversion shall be treated for all purposes as having become the record holder of such Common Stock at such time.

          Section 3.4 Adjustment of Conversion Price. The Conversion Price, and consequently the number of shares of Common Stock into which Class A Preferred Stock is convertible, shall be subject to adjustment as follows:

          (a) Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

          (i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock;

          (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

          (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

then in each such case the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Class A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Class A Preferred Stock been converted immediately prior to the happening of such event.

          (b) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

          Section 3.5 N o F ractional Shares. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Class A Preferred Stock, the Company may pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Conversion Price. If more than one Class A Preferred Stock certificate shall be surrendered for conversion by the same Holder, the number of shares issuable upon conversion thereof shall be computed on the basis of the aggregate amount of Class A Preferred Stock a n d dividends on the Class A Preferred Stock certificates so surrendered.

          Section 3.6 Notice of Adjustments. Whenever the Conversion Price shall be adjusted pursuant to Article 3, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was c a lculated, specifying the Conversion Price and (if applicable) describing the number and kind of any other shares of stock or Other Property into which Class A Preferred Stock may be converted, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 10.6. The Company shall keep at its chief executive office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of Class A Preferred Stock designated by a Holder thereof.

          Section 3.7 No Stockholder Rights. Prior to the issuance of Common Stock upon conversion, the Holders shall not be entitled to any rights of a shareholder with respect to the Common Stock, including (without limitation) the right to vote such Common Stock, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and such Holders shall not be entitled to any notice or other communication concerning the business or affairs of the Company except as contractually agreed to by the Company.

          Section 3.8 Shares to be Reserved. The Company covenants that it will at all times reserve and keep available out of its authorized but unissued Common Stock, free from preemptive rights, solely for the purpose of issue upon conversion of Class A Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all Class A Preferred Stock and accrued but unpaid dividends on the then-outstanding Class A Preferred Stock. The Company covenants that all Common Stock which shall be so issuable shall, when issued, be duly and validly issued and fully paid and nonassessable.

          Section 3.9 No Registration or Listing of Shares. The shares of Common Stock issuable on conversion are not registered with any governmental authority or listed on any exchange, and, except as provided hereinbelow, the Company shall have no obligation to register or list any Common Stock. Until such stock is registered, the Company may cause any Common Stock issued upon conversion of Class A Preferred Stock to bear a restrictive legend describing limitations of the transferability of such Common Stock.

          Section 3.10 Taxes and Charges. The issuance of certificates for Common Stock upon the conversion of Class A Preferred Stock shall be made without charge to the converting Holder of Class A Preferred Stock for such certificates or for any tax in respect of the issuance of such c e r t i ficates or the securities represented thereby, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holders of the Class A Preferred Stock being converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the Class A Preferred Stock converted, and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     ARTICLE 4.  REGISTRATION RIGHTS

          Section  4.1    The  Securities  issued  through  this private
o f f e ring are issued pursuant to an exemption from securities registration afforded by Rule 506 under Regulation D of the Securities Act. In connection with the issuance of the Class A Preferred Stock offered pursuant to this Agreement, the Company will undertake to file a Registration Statement with the SEC for registration of the Common Stock underlying the Class A Preferred Stock, any dividends due thereon, and the Common Stock underlying the Warrants issued to the Private Placement Agent in connection with this transaction, on or before June 15, 1996, and will use its best efforts to have such Registration Statement declared effective at the earliest possible date. In the event that the SEC does not declare such Registration Statement effective by the 90th day from the date of filing, the current twenty percent (20%) discount provided in the Conversion Price shall increase by two percent (2%) for each thirty (30) day period beyond the 90th day of the date of filing until the Registration Statement is declared effective by the SEC, or until either the discount reached is thirty-five percent (35%) or the Minimum Conversion Limit is reached.

          Section 4.2 The Company and the Purchasers agree to enter into a separate Registration Rights Agreement within 15 days of the date of this Agreement pursuant to which, among other things, the Company will agree to indemnify the Purchasers against any claims or losses arising out of or based upon any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any Registration Statement.

     ARTICLE 5.  PURCHASERS' REPRESENTATIONS AND WARRANTIES.

     Each Purchaser hereby represents and warrants (with respect to itself only) to the Company as follows as of the date hereof and as of the Closing Date:

          Section 5.1 Organization and Powers. Each Purchaser is, if a partnership or corporation, (i) duly organized, validly existing and in good standing under the laws of the State of its formation, and (ii) has the power and authority to execute, deliver and perform the Documents to which it is a party.

          Section 5.2 Authorization. The execution, delivery and performance by each Purchaser of the Documents to which it is a party have been duly authorized by each Purchaser by all requisite action necessary to be taken by it.

          Section 5.3 Validity and Binding Nature. The Documents to which each Purchaser is a party have been duly executed and delivered by such Purchaser and each is a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws or equitable principles affecting the enforcement of creditors' rights generally).

          Section 5.4 Acquisition for Investment. Each Purchaser is acquiring the Securities (and all securities into which the Securities are convertible or exercisable) solely for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and no Purchaser has a present intention or plan to effect any distribution of the Securities (or such other securities). Notwithstanding anything in this Section to the contrary, the disposition of each Purchaser's property shall be at all times within the control of each Purchaser and subject to the rights of each Purchaser to dispose of all or any of the Securities (or such other securities) pursuant to an effective registration statement under the Securities Act or an exception available under the Securities Act. Each Purchaser acknowledges that the Securities (and such other securities) have not been registered under the Securities Act and may be sold or disposed of in the absence of such registration only pursuant to an exemption from such registration.

          Section  5.5    Accredited  Investor;  Sophistication.  Either
(i) each Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act or (ii) each Purchaser is able to bear the economic risk of this investment, at the present time, and is able to afford a complete loss of such investment. By reason of each Purchaser's business and financial experience, and the business and financial experience of those Persons retained to advise each Purchaser with respect to its investment in the Securities, each Purchaser, together with such advisors, has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of the prospective investment.

          Section 5.6 No General Solicitation. To each Purchaser's knowledge, the Securities were not offered to such Purchaser by means of general solicitations, publicly disseminated advertisements or sales literature.

          Section 5.7 Address. The true and correct address of each Purchaser's principal place of business is as set forth in this Agreement. Each Purchaser has supplied its federal tax identification number to the Company. No Purchaser has a present intention of moving its principal place of business to any other state or jurisdiction.

          Section 5.8 No Brokers. Other than the Private Placement Agent, no Purchaser has employed any broker, agent, finder or investment banker in connection with any transaction contemplated by the Documents.

     ARTICLE 6.  COMPANY'S REPRESENTATIONS AND WARRANTIES.

     The Company hereby represents and warrants to the Purchasers as follows as of the date hereof and as of the Closing Date:

          Section 6.1 Organization and Powers. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, and (iii) has the power and authority to execute, deliver and perform the Documents to which it is a party.

          Section 6.2 Authorization. The execution, delivery and performance by the Company of the Documents to which it is a party
(i) have been duly authorized by the Company by all requisite action necessary to be taken by it, (ii) will not violate and has not violated in such a way as to have a material adverse effect on the Company
(A) any provision of law, statute, rule or regulation, (B) any applicable judgment, writ, injunction, decree or other order of any governmental authority, or (C) the articles of incorporation or bylaws of the Company, or any material agreement to which the Company is a party, and (iii) will not be or result in, and has not caused, a conflict with, a breach of or (with notice or lapse of time or both) a default under any material agreement to which the Company is a party.

          Section 6.3 Validity and Binding Nature. This Agreement has been duly executed and delivered by the Company and is, and each of the other Documents, when executed and delivered by the Company will be, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws or equitable principles affecting the enforcement of creditors' rights generally).

          Section 6.4 Consents, Licenses, Filings, Etc. Except as required under the Securities Act and applicable state securities laws, no action, consent or approval of, license or permit from, or registration or filing with, or any other action by any governmental authority or any other Person was or is required in connection with the execution, delivery and performance by the Company of the Documents.

          Section 6.5 No Brokers. Other than the Private Placement Agent, the Company has not employed any broker, agent, finder or investment banker in connection with any transaction contemplated by the Documents.

          Section 6.6 Capitalization. As of May 16, 1996, the authorized capital stock of the Company consisted of 40,000,000 shares of Common Stock, of which 22,551,188 shares were issued and outstanding; and 1,000,000 shares of Preferred Stock, of which 257,305 shares were issued and outstanding which are convertible into 469,220 shares of Common Stock. All of such outstanding shares have been validly issued and are fully paid and non-assessable. There is currently no preemptive or similar rights to purchase or otherwise acquire shares of capital stock or other securities of the Company pursuant to any provision of law or the Company's articles of incorporation or bylaws. As of May 16, 1996 (i) there are no outstanding options to purchase any shares of capital stock of the Company, and (ii) warrants (the "Warrants") to purchase 9,782,733 shares of Common Stock were issued and outstanding. Other than the above, there are currently no scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. The Company has furnished to the Purchasers the Company's annual report on Form 10-K/A for the fiscal year ended June 30, 1995 and the Company's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 1996.

          Section 6.7 Issuance of Shares. The Common Stock issuable upon conversion of the Class A Preferred Stock has been duly authorized and when issued in accordance with the terms of the Documents shall be validly issued, fully paid and non-assessable.

          Section 6.8 SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has delivered to the Purchaser true and complete copies of such SEC Documents as Purchasers may have r e quested, except for such exhibits, schedules and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with a p p licable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     Section 6.9 The Company hereby indemnifies the Private Placement Agent against any claims or losses arising out of or based upon any of the foregoing representations and warranties made by the Company in this
Article 6 being untrue when made or at the Closing hereof.

     ARTICLE 7.  PURCHASERS' CONDITIONS TO CLOSING.

     Each Purchaser's obligation to purchase and pay for Securities at t h e Closing is subject to the fulfillment to such Purchaser's satisfaction, on or before the Closing Date, of each of the following conditions:

          Section 7.1 Expiration Date. The Closing Date shall have occurred on or before May 30, 1996.

          Section 7.2 Securities. Each Purchaser shall have received the Securities required to be delivered by the Company to such Purchaser on the Closing Date pursuant to Article 2 of this Agreement, each duly executed and delivered by the Company.

          Section 7.3 Representations and Warranties; Covenants; Events of Default. (i) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date, except to the extent of any changes caused by the transactions herein contemplated, (ii) the Company shall not be in material breach of any covenant contained in the Documents, (iii) no Event of Default shall have occurred and be continuing, and (iv) the Company shall have delivered to the Purchasers an officer's certificate to the effect of clauses (i), (ii) and (iii) and to the effect that all of the conditions to the Purchasers' obligation to purchase Securities at the Closing have been fulfilled as of the Closing Date.

          Section 7.4 Transactions Permitted by Applicable Laws. The Closing and the other transactions contemplated by this Agreement shall not violate any applicable law or governmental regulation or result in a violation of any order of any court or governmental body applicable to the Purchasers or the Company and shall not subject the Purchasers or the Company to any tax, penalty or liability.

          Section 7.5 No Adverse Action or Decision. There shall be no action, suit, investigation or proceeding pending, or, to the best of t h e Purchasers' knowledge, threatened against or affecting the Purchasers or the Company or any of their respective properties that
(i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the Closing or the other transactions contemplated by this Agreement, or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

          Section 7.6 Approvals and Consents. The Company shall have d u ly received all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of, and shall have made all filings and effected all registrations and qualifications with, all federal, state and local governmental authorities and other Persons necessary for the consummation of the Closing and the other transactions contemplated by this Agreement, and all such matters shall be in full force and effect as of the Closing Date.

          Section 7.7 Proceedings. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in substance and form to the Purchasers.

          Section 7.8 Opinion of Counsel. The Private Placement Agent shall have received an opinion of counsel, in the form attached hereto as Exhibit "A," concerning the enforceability of the obligations and covenants contained herein.

     ARTICLE 8.  COMPANY'S CONDITIONS TO CLOSING.

     The obligation of the Company to issue and sell Securities to the Purchasers is subject to the fulfillment to the satisfaction of the Company, on or before the Closing Date, of each of the following conditions:

          Section 8.1 Purchase Price. The Company shall have received payment in full of the Purchase Price for the Securities.

          Section   8.2    Representations  and  Warranties;  Covenants.
(i) The representations and warranties of each Purchaser contained in this Agreement shall be true and correct in all material respects on and a s of the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date, except to the extent of any changes caused by the transactions herein contemplated, and (ii) the Purchasers shall not be in material breach of any covenant contained in the Documents.

          Section 8.3 No Adverse Action or Decision. There shall be no action, suit, investigation or proceeding pending, or, to the best of the Company's knowledge, threatened against or affecting the Purchasers or the Company or any of their respective properties before any court, arbitrator or administrative or governmental body that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the Closing or the other transactions contemplated by this Agreement, or
(ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

          Section 8.4 Approvals and Consents. The Company shall have d u ly received all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of, and shall have made all filings and effected all registrations and qualifications with, all federal, state and local governmental authorities and other Persons necessary for the consummation of the Closing and the other transactions contemplated by this Agreement, and all such matters shall be in full force and effect as of the Closing Date.

     ARTICLE 9.  COVENANTS.

     The Company hereby covenants and agrees with the Holders that, except as may be limited herein, so long as the Class A Preferred Stock or dividend on any Class A Preferred Stock shall be outstanding:

          Section 9.1 Right of First Refusal. After Closing, and for six (6) months after Closing, the Company will allow the Purchasers a right of first refusal to participate in any proposed private placement or private offering of convertible securities, the terms of which may offer a conversion price lower than the Conversion Price provided herein. This right of first refusal shall not apply to other transactions involving convertible securities currently under negotiation between the Company and other accredited investors, with a total face amount not exceeding $5,000,000, which are expected to close concurrently with or within reasonable proximity to the Closing Date of this transaction.

          Section 9.2 Compliance with Law; Maintenance of Properties. The Company will do or cause to be done all things necessary (i) to preserve and keep in full force and effect at all times the Company's existence, and all rights, licenses and franchises that are material to its business, (ii) to cause the Company to comply in all material respects with all applicable laws, and all applicable rules, regulations and orders issued by any governmental authority, noncompliance with which could have a material adverse effect on the business, operations, prospects, assets and/or financial or other condition of the Company (but the Company may contest in good faith by appropriate action any alleged violation of any of the foregoing), and (iii) to preserve all material property useful in the conduct of the Company's business and keep the same in reasonably good repair, working order and condition, normal wear and tear excepted, and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

          Section  9.3    Performance  of Liabilities.  The Company will
(i) duly pay and discharge all Indebtedness in such manner as shall be necessary in order to prevent the occurrence of an Event of Default under Section 8.1(d) hereof, and (ii) duly pay and discharge all taxes before the same shall become in default, and all lawful claims for labor, materials and supplies that have become due and payable which taxes and other claims, if unpaid, might become a lien upon any of its properties if the loss of such properties could have a material adverse effect on the business, operations, prospects, assets and/or financial or other condition of the Company.

          Section 9.4 Inspection. The Company will permit, upon written request therefor, any duly authorized representative of the Majority Holders to visit and inspect any of the properties of the Company, examine its books of record and accounts and take copies and extracts therefrom, and conduct audits of such books of record and accounts, all at such times and as often as the Majority Holders may request.

          Section 9.5 Reporting Requirements. To the extent publicly available, the Company shall furnish to the Holders the following:

               (a) Defaults. As soon as possible and in any event within 10 days after obtaining knowledge of the occurrence of any Event of Default, a statement of an appropriate officer of the Company setting forth details of such Event of Default and the action that the Company has taken or proposes to take with respect thereto.

               (b) Financial Statements. As soon as available, a copy of the annual audit report for each fiscal year for the Company, including therein the balance sheet of the Company as of the end of such fiscal year and related statements of income, shareholders' equity and cash flows for such fiscal year.

               (c) Information Provided to Others. At the time provided to any other holder of Indebtedness, all balance sheets, statements of income, shareholders' equity and cash flows and other financial and operational reports and statements provided to such other holder of Indebtedness.

               (d) Litigation. Notification in writing, promptly upon the Company's learning thereof, but in no event later than 10 days after learning thereof, of any litigation involving an amount in controversy exceeding $1,000,000, whether or not the claim is considered by the Company to be covered by insurance.

     ARTICLE 10.  DEFAULT AND REMEDIES.

          Section 10.1 Events of Default. An "Event of Default" occurs if:

          (a) the Company defaults in the payment of dividends on the Class A Preferred Stock when the same becomes due and payable and such default continues for 5 days after the Company has received written notice thereof;

          (b) the Company shall fail to observe or perform any other covenant or agreement contained in any Document and such default continues for 30 days after the Company has received written notice thereof;

          (c) any material representation or warranty made by the Company in any Document shall prove to have been false or misleading in any material respect when made;

          (d) the Company shall fail to make any payment of principal of or interest on any Indebtedness when due after giving effect to any applicable grace periods (whether due by acceleration or otherwise) and t h e a ggregate amount of all past-due Indebtedness (including Indebtedness accelerated pursuant to the terms thereof) shall be equal to or greater than $1,000,000; or

          (e) t h e Company (i) shall commence a voluntary case concerning itself under any Bankruptcy Law now or hereafter in effect, or any successor thereof; (ii) is the object of an involuntary case under any Bankruptcy Law; or (iii) commences any Distribution Event or is the object of an involuntary Distribution Event.

          Section 10.2  Remedies.

          (a) If any Event of Default shall have occurred and is continuing, the Holders may, subject to the consent of the Majority Holders, proceed to protect and enforce their rights either by suit in equity or by action at law, or both.

     ARTICLE 11.  MISCELLANEOUS.

          Section 11.1 Payments. The Company agrees that, as long as the Purchasers shall hold the Class A Preferred Stock, all payments to be made on or in connection with the Class A Preferred Stock shall be made to the Purchasers at the addresses set forth in this Agreement or such other places as the Purchasers may designate in writing. All payments referred to under this Agreement and the other Documents shall be in immediately available funds in lawful money of the United States of America. The Holders agree that prior to any delivery upon the sale or other disposition of all or any part of the Class A Preferred Stock, the Holders will promptly make or cause to be made a notation on the Class A Preferred Stock certificates reflecting all payments thereon.

          Section 11.2 Amendments. This Agreement and the other Documents may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof and thereof may be waived, only by a written instrument executed by the Company and the Majority Holders at such time. If any such proposed amendment, modification or other action would require the consent of holders of more than a majority in aggregate number of shares of securities then outstanding if such action were proposed with respect to securities issued pursuant to an indenture qualified under the TIA (such percentage required under the TIA for such action being referred to herein as the "Applicable Supermajority Percentage"), then such proposed amendment, modification or other action with respect to this Agreement and the other Documents shall require the consent of the Holders of the Applicable Supermajority Percentage of the Class A Preferred Stock. If any such proposed amendment, modification or other action would require the consent of each affected holder if such action were proposed with respect to securities issued pursuant to an indenture qualified under the TIA, then such proposed amendment, modification or other action with respect to this Agreement and the other Documents shall require the consent of each affected Holder.

          Section 11.3 No Waiver. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty.

          Section 11.4 Survival of Representations and Warranties. All representations, warranties, covenants, indemnities and agreements contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement, the sale and purchase of the Securities and any disposition thereof.

          Section 11.5 Successors and Assigns. All covenants and agreements in this Agreement made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the Company, each Purchaser and each Holder and their respective successors and permitted assigns. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and its respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person. The Holders may not sell, assign (by operation of law or otherwise), transfer, pledge, grant a security interest in, or otherwise dispose of this Agreement or any other Document or any portion hereof or thereof or any rights or obligations hereunder or thereunder unless (i) the Company has granted its prior written consent (which consent shall not be unreasonably withheld), and (ii) the Company shall have received a written opinion of counsel reasonably acceptable to the Company, addressed to the Company, to the effect that any such proposed transfer or other disposition complies with all applicable Federal and state securities laws, or other comfort reasonably acceptable to the Company to the same effect.

          Section 11.6 Notices. All communications provided for hereunder shall be sent by first class mail and (i) if to a Purchaser, addressed to it at the address shown on the signature pages hereof, or to such other address as such Purchaser may have designated to the Company in writing, (ii) if to any subsequent Holder, addressed to such Holder at the address of such Holder in the record books of the Company, and (iii) if to the Company, addressed to it at 10911 Petal Street, Dallas, Texas 75238, Attention: Patrick A. Custer, or to such other address as the Company may have designated in writing to the Holder.

          Section 11.7 Descriptive Headings. The descriptive headings of the articles, sections, subsections and paragraphs of the Documents are inserted for convenience only and do not constitute a part of the Documents.

          Section 11.8 Governing Law. This Agreement and the validity and enforceability hereof shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas.

          Section 11.9 Pro Rata Sharing. All payments made under this Agreement shall be made to the Holders pro rata in accordance with the number of shares of Class A Preferred Stock that such Holder owns. If any Holder shall receive any payment in violation of this Section, such Holder shall pay such excess funds over to other Holders or purchase Class A Preferred Stock or interests therein from other Holders in order to cause such excess payment to be shared by the Holders on a pro rata basis.

          Section 11.10 Entire Agreement. This Agreement and the other Documents embody the entire agreement of the parties relating to the subject matter hereof and supersede all prior proposals, negotiations, agreements and understandings relating to such subject matter.

          Section 11.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year specified at the beginning hereof.

     T h e Purchaser declares under penalty of perjury that the statements, representations and warranties contained in the foregoing S e c u r ities Purchase Agreement and in the following Purchaser Acknowledgements are true, correct and complete.

Purchaser                     Joint Purchaser (if necessary)

__________________________    ________________________________
          (Signature)                   (Signature)

__________________________    ________________________________
          (Print Name)                  (Print Name)

__________________________    ________________________________
          (Title)                            (Title)

Exact Name(s) in which ownership of Securities is to be registered:

______________________________________

Principal Place of Business:  _________________________________________
                    _________________________________________
                    _________________________________________

Federal Tax ID Number: __________________________________________

Original Number of Shares of Class A Preferred Stock Purchased: ________ Amount $___________


AGREED AND ACCEPTED:

CURTIS MATHES HOLDING CORPORATION


By:______________________________
     Patrick A. Custer
     President and CEO

                    CURTIS MATHES HOLDING CORPORATION

                        PURCHASER ACKNOWLEDGMENTS


     In order to induce the Company to accept the foregoing Securities Purchase Agreement, the Purchaser expressly acknowledges the following by placing his or her initials (or, if the Purchaser is a person other than an individual, the initials of an individual duly empowered to act for the Purchaser) in each of the spaces provided below:

     THE PURCHASER HAS RECEIVED, HAS CAREFULLY REVIEWED INFORMATION ON THE COMPANY AND HAS MADE AN INDEPENDENT INVESTIGATION AND ANALYSIS OF THE INVESTMENT.

     THE PURCHASER HAS CAREFULLY READ THE FOREGOING SECURITIES PURCHASE AGREEMENT AND IN PARTICULAR, HAS CAREFULLY READ AND UNDERSTANDS THE PURCHASER'S REPRESENTATIONS AND WARRANTIES MADE THEREIN AND CONFIRMS THAT ALL SUCH REPRESENTATIONS AND WARRANTIES ARE TRUE AND CORRECT.

     THE PURCHASER QUALIFIES UNDER THE FOLLOWING CATEGORY OR CATEGORIES OF DEFINITIONS OF "ACCREDITED INVESTOR" (INDICATE EACH APPLICABLE CATEGORY):

     (1)  The  Purchaser is a natural person whose individual net worth,
          or   joint  net  worth  with  that  person's  spouse,  exceeds
          $1,000,000.

          (______)  Yes       (______)  No

     (2) The Purchaser is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of realizing the same income level in the current year.

          (______)  Yes       (______)  No

     (3)  The  Purchaser  is  a  broker or dealer registered pursuant to
          Section 15 of the Securities Exchange Act of 1934, as amended.

          (______)  Yes       (______)  No

     (4) The Purchaser is an insurance company, a registered securities broker or dealer, a licensed Small Business Investment C o m p any, a registered investment company, a business development company as defined in Section 2(a)(48) of the I n vestment Company Act of 1940 or a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

          (______)  Yes       (______)  No

     (5) T h e Purchaser is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or a corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000.

          (______)  Yes       (______)  No

     (6) The Purchaser is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units offered, whose purchase is directed by a person who has such knowledge and experience that he or she is capable of evaluating the merits and risks of the proposed investment.

          (______)  Yes       (______)  No

     (7) The Purchaser is a bank, savings and loan association or similar institution acting in its individual or fiduciary capacity, or an employee benefit plan with total assets in excess of $5,000,000.

          (______)  Yes       (______)  No

     (8) The Purchaser is a Plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, with total assets in excess of $5,000,000.

          (______)  Yes       (______)  No

     (9) The Purchaser is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), the investment decisions for which are made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or is an employee benefit plan that has total assets in excess of $5,000,000.

          (______)  Yes       (______)  No

     (10) The Purchaser is an entity in which all of the equity owners are accredited investors or individuals who are accredited investors (as defined above).

          (______)  Yes       (______)  No

     IN WITNESS WHEREOF, the Purchaser has executed and delivered this Purchaser Acknowledgement as of the day and year specified at the beginning hereof

Official Signatory of Purchaser:

Name of Company: ___________________


By:  _______________________________
     (Signature)

Name Printed: _______________________

Title:  ______________________________